Exhibit 23
Consent of Independent Registered Public Accounting Firm

The Board of Directors
First Business Financial Services, Inc.:

We consent to the incorporation by reference in Registration Statement Nos. 333-183274 and 333-231418 on Form S-8 and 333-221387 on Form S-3 of First Business Financial Services, Inc. of our report dated February 24, 2021 relating to the financial statements and effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K.

/s/ Crowe LLP

Oak Brook, Illinois
February 24, 2021